EXHIBIT 5

                                BAKER & DANIELS
                           300 NORTH MERIDIAN STREET
                                  SUITE 2700
                         INDIANAPOLIS, INDIANA  46204
                                (317) 237-0300




June 25, 1997


Paul Harris Stores, Inc.
6003 Guion Road
Indianapolis, IN 46254

      Re:   Registration Statement on Form S-8

Ladies and Gentlemen:

      We have acted as counsel to Paul Harris Stores, Inc., an Indiana corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") of the Company's Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933 (the "Act"), registering the offer and sale of up to 1,000,000 shares (the "Incentive Shares") of the Company's common stock, without par value (the "Common Stock"), pursuant to the Company's 1996 Stock Option and Incentive Plan, as amended (the "Incentive Plan"), and 100,000 shares (the "Directors Shares") of Common Stock pursuant to the Company's Outside Directors Stock Option Plan (the "Directors Plan").

      In so acting, we have examined and relied upon the originals, or copies certified or otherwise identified to our satisfaction, of such records, documents and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below.

      Based on the foregoing, we are of the opinion that the Incentive Shares and the Directors Shares have been duly authorized and, when issued in accordance with the Incentive Plan and the Directors Plan, respectively, will be validly issued, fully paid and non-assessable.

      Our opinion expressed above is limited to the federal law of the United States and the law of the State of Indiana.

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby concede that we are within the category of persons who consent is required under Section 7 of the Act or the Rules and Regulations of the Commission thereunder.

                                        Very truly yours,

                                        /s/ BAKER & DANIELS